Exhibit 4.1

EXECUTION VERSION

SENIOR NOTE INDENTURE

Among

AGCO CORPORATION, as Issuer,

AGCO INTERNATIONAL HOLDINGS B.V., AGCO INTERNATIONAL GMBH,
MASSEY FERGUSON CORP. AND THE GSI GROUP, LLC, as Initial Guarantors,

THE OTHER GUARANTORS PARTY HERETO,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

TRUSTEE

DATED AS OF MARCH 21, 2024

AGCO CORPORATION

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND

SENIOR NOTE INDENTURE, DATED AS OF MARCH 21, 2024

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

(S)	310(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
(S)	311(a)	613
	311(b)(4)	613(a)
	(b)(6)	613(b)
(S)	312(a)	701, 702(a)
	(c)	702(b)
(S)	313(a)	703(a)
	313(b)	703(b)
	313(c)	703(c), 704
	(d)	703(c)
(S)	314(a)	704, 1005
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
(S)	315(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
(S)	316(a)	101
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
(S)	317(a)(1)	503
	(a)(2)	504
	(b)	1003
(S)	318(a)	105

TABLE OF CONTENTS

		AGE

Parties		1
Recitals of the Issuer of and Guarantors		1

ARTICLE ONE		1
SECTION 101.	DEFINITIONS	1
Act		2
Affiliate		2
Applicable Law		2
Applicable Procedures		2
Authenticating Agent		2
Board of Directors		2
Board Resolution		2
Business Day		2
Commission		3
Corporate Trust Office		3
Covenant Defeasance		3
Default		3
Defaulted Interest		3
Depositary		3
Event of Default		3
Exchange Act		3
Expiration Date		3
Global Security		3
Guarantee		3
Guarantors		3
Guarantor Request or Guarantor Order		3
Holder		4
Indenture		4
Independent Qualified Party		4
Initial Guarantors		4
Interest Payment Date		4
Issuer		4
Issuer Request		4
Legal Defeasance		4
Losses		4
Maturity		4
Notice of Default		4
Officer		4
Officers’ Certificate		5
Opinion of Counsel		5
Outstanding		5
Paying Agent		6
Person		6

i

Place of Payment		6
Predecessor Security		6
Process Agent		6
Redemption Date		6
Redemption Price		6
Related Proceeding		7
Regular Record Date		7
Responsible Officer		7
Securities Act		7
Security Register and Security Registrar		7
Senior Note		7
Special Record Date		7
Stated Maturity		7
Trust Indenture Act		7
Trustee		7
U.S. Government Obligation		8
Vice President		8
SECTION 102.	COMPLIANCE CERTIFICATES AND OPINIONS	8
SECTION 103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE	9
SECTION 104.	ACTS OF HOLDERS	9
SECTION 105.	CONFLICT WITH TRUST INDENTURE ACT	12
ARTICLE TWO		12
SECTION 201.	FORMS GENERALLY	12
SECTION 202.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION	12
SECTION 203.	FORM OF LEGEND FOR GLOBAL SECURITY	12
ARTICLE THREE		13
SECTION 301.	AMOUNT UNLIMITED; ISSUABLE IN SERIES	13
SECTION 302.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING	16
SECTION 303.	REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE	17
SECTION 304.	TEMPORARY SENIOR NOTES	19
SECTION 305.	MUTILATED, DESTROYED, LOST AND STOLEN SENIOR NOTES	19
SECTION 306.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED	20
SECTION 307.	PERSONS DEEMED OWNERS	21
SECTION 308.	CANCELLATION	22
SECTION 309.	COMPUTATION OF INTEREST	22
SECTION 310.	CUSIP NUMBERS	22
ARTICLE FOUR		23
SECTION 401.	SATISFACTION AND DISCHARGE OF INDENTURE	23
SECTION 402.	APPLICATION OF TRUST MONEY	24
ARTICLE FIVE		25
SECTION 501.	EVENTS OF DEFAULT	25
SECTION 502.	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT	26

ARTICLE NINE		43
SECTION 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS	43
SECTION 902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS	44
SECTION 903.	GENERAL PROVISIONS REGARDING SUPPLEMENTAL INDENTURE	46
SECTION 904.	EXECUTION OF SUPPLEMENTAL INDENTURES	46
SECTION 905.	EFFECT OF SUPPLEMENTAL INDENTURES	46
SECTION 906.	CONFORMITY WITH TRUST INDENTURE ACT	46
SECTION 907.	REFERENCE IN SENIOR NOTES TO SUPPLEMENTAL INDENTURES	46
ARTICLE TEN		47
SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST	47
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY	47
SECTION 1003.	MONEY FOR SENIOR NOTES PAYMENTS TO BE HELD IN TRUST	48
SECTION 1004.	MAINTENANCE OF EXISTENCE	49
SECTION 1005.	STATEMENT AS TO COMPLIANCE	49
SECTION 1006.	WAIVER OF CERTAIN COVENANTS	50
ARTICLE ELEVEN		50
SECTION 1101.	APPLICABILITY OF ARTICLE	50
SECTION 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	50
SECTION 1103.	SELECTION BY TRUSTEE OF SENIOR NOTES TO BE REDEEMED	51
SECTION 1104.	NOTICE OF REDEMPTION	51
SECTION 1105.	DEPOSIT OF REDEMPTION PRICE	52
SECTION 1106.	SENIOR NOTES PAYABLE ON REDEMPTION DATE	53
SECTION 1107.	SENIOR NOTES REDEEMED IN PART	53
ARTICLE TWELVE		53
SECTION 1201.	APPLICABILITY OF ARTICLE	53
SECTION 1202.	SATISFACTION OF SINKING FUND PAYMENTS WITH SENIOR NOTES	54
SECTION 1203.	REDEMPTION OF SENIOR NOTES FOR SINKING FUND	54
ARTICLE THIRTEEN		55
SECTION 1301.	INDENTURE, NOTES AND GUARANTEES SOLELY CORPORATE OBLIGATIONS	55
ARTICLE FOURTEEN		55
SECTION 1401.	ISSUER’S OR GUARANTORS’ OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE	55
SECTION 1402.	DEFEASANCE AND DISCHARGE	54
SECTION 1403.	COVENANT DEFEASANCE	56
SECTION 1404.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE	57
SECTION 1405.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS	58

ARTICLE FIFTEEN		59
SECTION 1501.	GUARANTEES	59
ARTICLE SIXTEEN		59
SECTION 1601.	PROVISIONS BINDING ON ISSUER’S AND GUARANTORS’ SUCCESSORS	59
SECTION 1602.	OFFICIAL ACTS BY SUCCESSOR CORPORATION	59
SECTION 1603.	ADDRESSES FOR NOTICES, ETC.	60
SECTION 1604.	GOVERNING LAW	61
SECTION 1605.	EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT, CERTIFICATES TO TRUSTEE	61
SECTION 1606.	LEGAL HOLIDAY	62
SECTION 1607.	NO SECURITY INTEREST CREATED	62
SECTION 1608.	BENEFITS OF INDENTURE	62
Section 1609.	TABLE OF CONTENTS, HEADINGS, ETC.	62
Section 1610.	AUTHENTICATING AGENT	63
Section 1611.	EXECUTION IN COUNTERPARTS	63
Section 1612.	SEVERABILITY	64
Section 1613.	FORCE MAJEURE	64
Section 1614.	U.S.A. PATRIOT ACT	64
Section 1615.	ENGLISH LANGUAGE	64
Section 1616.	SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT	65
Section 1617.	Waiver of Immunity	65

v

SENIOR NOTE INDENTURE

THIS SENIOR NOTE INDENTURE is made as of March 21, 2024 (this “Indenture”), among AGCO CORPORATION, a Delaware corporation (herein called the “Issuer”), the Guarantors (as defined herein), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Trustee (together with any successor appointed pursuant to the terms of this Indenture, herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (herein called the “Senior Notes”), to be issued in one or more series as in this Indenture provided;

WHEREAS, the Guarantors have each duly authorized the execution and delivery of this Indenture to provide for the guarantees (the “Guarantees”) of the Senior Notes as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement of each of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.         DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act,” when used with respect to any Holder of a Senior Note, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning set forth in Section 1614.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person or Persons authorized by the Trustee to authenticate one or more series of Senior Notes as provided in Section 1610.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Issuer or any of the Guarantors (and in case of any Guarantor incorporated in Switzerland, the managing officers (Geschäftsführer)), or any committee of such board of directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Issuer or any of the Guarantors, as the case may be, and, with respect to a Guarantor incorporated in Switzerland, a copy of the minutes of one or more resolutions signed by the chair of the meeting and the secretary or a copy of a written resolution of all members of the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment, unless otherwise specified as contemplated by Section 301, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law or executive order to close in that Place of Payment.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date of execution of this Indenture is located at 66 Hudson Boulevard East, New York, New York 10001.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Default” means any event that is, or after notice and passage of time, or both, would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 306.

“Depositary” means, with respect to Senior Notes of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Senior Notes as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Senior Note that evidences all or part of the Senior Notes of any series and bears the legend set forth in Section 203 (or such legend as may be specified as contemplated by Section 301 for such Senior Notes).

“Guarantee” has the meaning specified in the second recital of this Indenture and shall include the guarantee set forth in Section 1501.

“Guarantors” means the Initial Guarantors and any other Person who shall have become a Guarantor under this Indenture pursuant to Section 301 or 901, in each case unless and until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture established pursuant to Section 301 or 901, at which time references to such Guarantor shall mean such successor person, provided that the term “Guarantor,” when used with respect to any Senior Note or the Senior Notes of any series, means the Persons who shall from time to time be the guarantors of such Senior Note or the Senior Notes of such series, respectively, as contemplated by Article Fifteen.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of a Guarantor by any Officer of such Guarantor (or any Person designated in writing as authorized to execute and deliver Guarantor Requests and Guarantor Orders), and delivered to the Trustee.

“Holder,” when used with respect to any Senior Note, means the Person in whose name the Senior Note is registered in the Security Register.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Senior Notes established as contemplated by Section 301.

“Independent Qualified Party” means an internationally recognized investment banking firm, appraisal firm or firm of independent public accountants; provided, however, that such firm is not an Affiliate of the Issuer.

“Initial Guarantors” means the Persons listed on Schedule I.

“Interest Payment Date,” when used with respect to any series of Senior Notes, means the dates established for the payment of interest thereon, as provided in the supplemental indenture for such series.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer (or any Person designated in writing as authorized to execute and deliver Issuer Requests and Issuer Orders), and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 1402.

“Losses” has the meaning specified in Section 607(3).

“Maturity,” when used with respect to any Senior Note, means the date on which the principal of such Senior Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501.

“Officer” of the Issuer or a Guarantor means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer or such Guarantor, as the case may be, and, with respect to financial matters, the chief financial officer (or similar title), controller or treasurer (or similar title) of the Issuer or a Guarantor, as applicable. For the avoidance of doubt, the Guarantor is governed by a board of directors, and such director(s) will sign in the capacity of an officer as contemplated by this definition.

“Officers’ Certificate” means a certificate signed by an Officer of the Issuer or any of the Guarantors, as the case may be. An Officer’s Certificate of the Issuer may be combined with an Officer’s Certificate of any of the Guarantors if signed by an Officer of the Issuer and such Guarantor.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Issuer or for any of the Guarantors, or for both), and who shall be reasonably acceptable to the Trustee. The counsel may be an employee of the Issuer or any of the Guarantors. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Issuer, any of the Guarantors or governmental or other officials customary for opinions of the type required.

“Outstanding,” when used with respect to Senior Notes, means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

(i)             Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)            Senior Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for the giving of such notice satisfactory to the Trustee has been made;

(iii)           Senior Notes, except to the extent provided in Section 14.02 and Section 14.03, with respect to which the Issuer has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Fourteen;

(iv)           Senior Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands such Senior Notes are valid obligations of the Issuer; and

(v)            Senior Notes as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Senior Notes as contemplated in Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) if, as of such date, the principal amount payable at the Stated Maturity of a Senior Note is not determinable, the principal amount of such Senior Note which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (B) the principal amount of a Senior Note denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Senior Note (or, in the case of a Senior Note described in clause (A) above, of the amount determined as provided in such clause), and (C) Senior Notes owned by the Issuer, any of the Guarantors or any other obligor upon the Senior Notes or any Affiliate of the Issuer, any of the Guarantors or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Senior Notes which a Responsible Officer actually knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Notes and that the pledgee is not the Issuer, any of the Guarantors or any other obligor upon the Senior Notes or any Affiliate of the Issuer, any of the Guarantors or such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or premium, if any, or interest on any Senior Notes on behalf of the Issuer or any of the Guarantors.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, subject to Section 1002, when used with respect to the Senior Notes of any series, the place or places where the principal of and premium, if any, and interest on the Senior Notes of such series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 305 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

“Process Agent” has the meaning set forth in Section 1616.

“Redemption Date,” when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Senior Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Related Proceeding” has the meaning set forth in Section 1616.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Senior Notes of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer,” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“Senior Note” has the meaning stated in the first recital of this Indenture and more particularly means any Senior Notes authenticated and delivered under this Indenture.

“Significant Subsidiary” means any subsidiary of the Issuer that meets the definition of “significant subsidiary” in Section 1-02(w) of Regulation S-X.

“Special Record Date” for the payment of any Defaulted Interest on the Senior Notes of any series means a date fixed by the Trustee pursuant to Section 306.

“Stated Maturity,” when used with respect to any Senior Note or any installment of principal thereof or interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of principal or interest is due and payable.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Senior Notes pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Senior Notes of any series shall mean the Trustee with respect to Senior Notes of that series.

“U.S. Government Obligation” means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (a) or (b), is not callable or redeemable at the option of the issuer thereof, and (2) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President,” when used with respect to the Issuer, any of the Guarantors or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 102.         COMPLIANCE CERTIFICATES AND OPINIONS

Upon any application or request by the Issuer or the Guarantors to the Trustee to take any action under any provision of this Indenture, the Issuer or the Guarantors, or both, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1005) shall include

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.         FORM OF DOCUMENTS DELIVERED TO TRUSTEE

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Guarantors, or both, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer or the Guarantors, or both, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantors, or both, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.         ACTS OF HOLDERS

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 104.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            The principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)            Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Senior Note.

(e)            Each of the Issuer and the Guarantors may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Senior Notes of such series; provided that neither the Issuer nor the Guarantors may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer or the Guarantors from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Senior Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer or the Guarantors, as the case may be, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Senior Notes of the relevant series in the manner set forth in Section 1603.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Senior notes of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any Notice of Acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Senior Notes of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Senior Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and the Guarantors in writing and to each Holder of Senior Notes of the relevant series in the manner set forth in Section 1603.

(g)            With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Senior Notes of the relevant series in the manner set forth in Section 1603, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

(h)            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(i)            In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

SECTION 105.         CONFLICT WITH TRUST INDENTURE ACT

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Indenture, such required provision shall control.

ARTICLE TWO

SECTION 201.         FORMS GENERALLY

The Senior Notes of each series and the Guarantees of thereof contemplated in Article Fifteen shall be in substantially the form appended to the supplemental indenture authorizing such series, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Senior Notes or Guarantees thereof, as evidenced by their execution thereof; provided, that the supplemental indenture with respect to a series of Senior Notes may provide that a Guarantor’s execution and delivery of such supplemental indenture shall evidence its Guarantee without the need for notation on any of the Senior Notes.

The Senior Notes of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of such specified denominations with respect to the Senior Notes of any series, the Senior Notes of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The definitive Senior Notes and Guarantees may be printed, typewritten, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Senior Notes and Guarantees, as evidenced by their execution of thereof.

SECTION 202.         FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The form of the Trustee’s Certificate of Authentication for a series of Senior Notes shall be in substantially the form appended to the supplemental indenture authorizing such series.

SECTION 203.         FORM OF LEGEND FOR GLOBAL SECURITY

Unless otherwise specified as contemplated by Section 301 for the Senior Notes evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

ARTICLE THREE

THE SENIOR NOTES

SECTION 301.         AMOUNT UNLIMITED; ISSUABLE IN SERIES

The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is unlimited. The Senior Notes issued hereunder shall be general, unsecured, senior obligations of the Issuer and will rank equally in right of payment with all unsecured indebtedness of the Issuer that is not, by its terms, expressly subordinated in right of payment to the Senior Notes.

The Senior Notes may be issued in one or more series. There may be established, pursuant to one or more supplemental indentures hereto, prior to the issuance of Senior Notes of any series,

(1)            the title of the Senior Notes of the series (which shall distinguish the Senior Notes of the series from Senior Notes of all other series);

(2)            any limit upon the aggregate principal amount of the Senior Notes of the series which may be authenticated and delivered under this Indenture (except for Senior Notes authenticated and delivered upon registration of transfer of, or upon conversion of, or in exchange for, or in lieu of, other Senior Notes of the series pursuant to Sections 303, 304, 305, 907 or 1107 and except for any Senior Notes which, pursuant to Section 302, are deemed never to have been authenticated and delivered hereunder);

(3)            the date or dates, or the method for determining such date or dates, on which the principal of the Senior Notes of the series is payable;

(4)            the rate or rates (which may be fixed or variable) at which the Senior Notes of the series shall bear interest, if any, or any method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on Senior Notes on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(5)            the Person to whom interest on a Senior Note of the series shall be payable if other than the Person in whose name that Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(6)            whether and under what circumstances, if any, the Issuer will pay any additional amounts on such Senior Notes in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Senior Notes in lieu of making such payment;

(7)            the place or places where the principal of, premium, if any, and interest, if any, on Senior Notes of the series shall be payable;

(8)            the obligation, if any, of the Issuer to redeem, repay or purchase Senior Notes of the series pursuant to any sinking fund or analogous provision;

(9)            the right, if any, of the Issuer to defer interest payments or to extend the interest payment periods of such series of Senior Notes, including the maximum duration of any such deferral or deferrals or any such extension or extensions, the additional interest, if any, payable on such Senior Notes during any deferral or extension of the interest payment period and any notice (which shall include notice to the Trustee) that must be given upon the exercise of such right to defer interest payments or to extend interest payment periods;

(10)          if other than U.S. dollars, the currency or currencies in which such Senior Notes are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, the manner of determining the equivalent thereof in U.S. dollars for purposes of the definition of “Outstanding” in Section 101, and the terms and conditions relating thereto;

(11)          the period or periods within which, the price or prices at which and the other terms and conditions upon which Senior Notes of the series may be redeemed, in whole or in part, at the option of the Issuer or at the option of a Holder thereof;

(12)          the obligation, if any, of the Issuer to redeem or repurchase the Senior Notes of the series, and the terms and conditions upon which, Senior Notes of the series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(13)          the date or dates, if any, after which such Senior Notes may be converted or exchanged at the option of the Holder into or for shares of common stock of the Issuer, preferred stock of the Issuer or other securities (including securities of a third-party) and the terms for any such conversion or exchange;

(14)          if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Senior Notes of the series shall be issuable;

(15)          if other than the principal amount thereof, the portion of the principal amount of Senior Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(16)          any deletions from, modifications of or additions to the Events of Default as provided herein pertaining to the Senior Notes of the series;

(17)          any deletions from, modifications of or additions to the covenants of the Issuer and the Guarantors as provided herein pertaining to the Senior Notes of the series, and any change in the rights of the Trustee or Holders of such series pursuant to Section 901 or 902;

(18)          any deletions from, modifications of or additions to the definitions currently set forth in this Indenture with respect to such series;

(19)          if applicable, that any Senior Notes of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 203 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 303 in which any such Global Security may be exchanged in whole or in part for Senior Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of such Global Security;

(20)          if other than by a Board Resolution, the manner in which any election by the Issuer or any of the Guarantors to defease any Senior Notes of the series pursuant to Section 1402 or Section 1403 shall be evidenced; whether any Senior Notes of the series other than Senior Notes denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to Section 1402 or Section 1403; or, in the case of Senior Notes denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Senior Notes of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1402 or Section 1403 or both such Sections;

(21)          whether the Senior Notes of the series will be guaranteed by any Person or Persons (including the Guarantors) and, if so, the identity of such Person or Persons, the terms and conditions upon which such Senior Notes shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(22)          any restriction or condition on the transferability, sale or assignment of such Senior Notes; and

(23)          any other terms of the series.

All Senior Notes of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Senior Notes determined or established as provided above. All Senior Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Senior Notes of such series.

SECTION 302.         EXECUTION, AUTHENTICATION, DELIVERY AND DATING

The Senior Notes shall be executed on behalf of the Issuer by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The signature on the Senior Notes may be manual or facsimile.

Senior Notes bearing the manual or facsimile signatures of individuals who were at the time relevant to the authorization thereof the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Senior Notes of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Senior Notes, and the Trustee, in accordance with the Issuer Order, shall authenticate and deliver such Senior Notes. If all of the Senior Notes of any series are not to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Senior Notes and determining the terms of particular Senior Notes of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Senior Notes hereunder, and accepting the additional responsibilities under this Indenture in relation to such Senior Notes, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon:

(1)            an Opinion of Counsel, to the effect that:

 (a)            the form and terms of such Senior Notes or the manner of determining such terms have been established in conformity with the provisions of this Indenture; and

 (b)            such Senior Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(2)            an Officers’ Certificate stating, to the best knowledge of each signer of such certificate, that no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Senior Notes shall have occurred and be continuing.

The Trustee shall not be required to authenticate such Senior Notes if the issue of such Senior Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Senior Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If all the Senior Notes of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officers’ Certificate at the time of issuance of each such Senior Note, but such opinion and certificate shall be delivered at or before the time of issuance of the first Senior Note of such series to be issued.

Each Senior Note shall be dated the date of its authentication.

No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Senior Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Senior Note to the Trustee for cancellation as provided in Section 308, for all purposes of this Indenture such Senior Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 303.          REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Senior Notes and of transfers of Senior Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

Upon surrender for registration of transfer of any Senior Note of a series at the office or agency of the Issuer in a Place of Payment for such series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of the same series, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Senior Notes of any series may be exchanged for other Senior Notes of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Senior Notes, which the Holder making the exchange is entitled to receive.

All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Issuer and each of the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes and the Guarantees, respectively, surrendered upon such registration of transfer or exchange.

Every Senior Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to Section 304, 305, 907 or 1107 not involving any transfer.

If the Senior Notes of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Senior Notes of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Senior Notes selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Securities:

(1)            Each Global Security authenticated under this Indenture: (i) shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, (ii) shall constitute a single Senior Note for all purposes of this Indenture, and (iii) may provide that the aggregate amount of Outstanding Senior Notes represented thereby may from time to time be increased or reduced to reflect exchanges.

(2)            Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Issuer that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security or if the Depositary ceases to be eligible under this Indenture to act as Depositary and the Issuer does not appoint a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Issuer so directs the Trustee by an Issuer Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)            Subject to clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 301, any exchange of a Global Security for other Senior Notes may be made in whole or in part, and all Senior Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)            Every Senior Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 303, Section 304, Section 305, Section 907 or Section 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Senior Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 304.         TEMPORARY SENIOR NOTES.

Pending the preparation of definitive Senior Notes of any series, the Issuer may execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Notes of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer or Officers executing such Senior Notes may determine, as evidenced by their execution thereof.

If temporary Senior Notes of any series are issued, the Issuer will cause definitive Senior Notes of such series to be prepared without unreasonable delay. After the preparation of definitive Senior Notes of such series, the temporary Senior Notes of such series shall be exchangeable for definitive Senior Notes of such series upon surrender of the temporary Senior Notes of such series at the office or agency of the Issuer in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Senior Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Senior Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes of such series and tenor.

SECTION 305.         MUTILATED, DESTROYED, LOST AND STOLEN SENIOR NOTES

If any mutilated Senior Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Senior Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Senior Note and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Issuer or the Guarantors in its or their discretion may, instead of issuing a new Senior Note, pay such Senior Note.

Upon the issuance of any new Senior Note under this Section 305, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuer and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Senior Note of any series issued pursuant to this Section 305 in lieu of any mutilated, destroyed, lost or stolen Senior Note and shall constitute an original additional contractual obligation of the Issuer whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes of such series duly issued hereunder.

The provisions of this Section 305 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

SECTION 306.         PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

Unless otherwise provided as contemplated by Section 301 with respect to any series of Senior Notes, interest on any Senior Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Senior Note of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer or the Guarantors, at its election in each case, as provided in clause (1) or (2) below:

(1)            The Issuer or the Guarantors may elect to make payment of any Defaulted Interest payable on Senior Notes of a series to the Persons in whose names the Senior Notes of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer or the Guarantors shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note of such series and the date of the proposed payment, and at the same time the Issuer or the Guarantors, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Guarantors of such Special Record Date and, in the name and at the expense of the Issuer or the Guarantors, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Senior Notes of such series in the manner set forth in Section 1603, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)            The Issuer or the Guarantors may make payment of any Defaulted Interest on the Senior Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer or the Guarantors to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 306, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Note.

In the case of any Senior Note which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Senior Note which is converted, interest whose Stated Maturity is after the date of conversion of such Senior Note shall not be payable. Notwithstanding the foregoing, the terms of any Senior Note that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Senior Note.

SECTION 307.         PERSONS DEEMED OWNERS

Prior to due presentment of a Senior Note for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 306, any interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and none of the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee shall be affected by notice to the contrary.

SECTION 308.         CANCELLATION

All Senior Notes surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Senior Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Senior Notes so delivered shall be promptly cancelled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes cancelled as provided in this Section 308, except as expressly permitted by this Indenture. All cancelled Senior Notes held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Issuer a list of all Senior Notes that have been cancelled from time to time as requested in writing by the Issuer.

SECTION 309.         COMPUTATION OF INTEREST

Except as otherwise specified as contemplated by Section 301 for Senior Notes of any series, interest on the Senior Notes of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 310.         CUSIP NUMBERS

The Issuer in issuing any series of the Senior Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Notes of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly inform the Trustee, in writing, of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.         SATISFACTION AND DISCHARGE OF INDENTURE

This Indenture shall, upon Issuer Request, cease to be of further effect with respect to any series of Senior Notes specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Senior Notes of such series herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)            either

(A)	all Senior Notes of such series theretofore authenticated and delivered (other than (i) Senior Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantors and thereafter repaid to the Issuer or the Guarantors, as the case may be, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)	all such Senior Notes of such series not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable,

(ii)	will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)	have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Guarantors, jointly and severally, and the Issuer or the Guarantors, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (I) money in an amount, (II) U.S. Government Obligations which through the scheduled date of payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (III) a combination thereof, in each case sufficient (and in the case of clause (II) or (III), as certified by an Independent Qualified Party) to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)            the Issuer or the Guarantors has paid or caused to be paid all other sums payable hereunder by the Issuer or the Guarantors; and

(3)            the Issuer or, if applicable, the Guarantors have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.         APPLICATION OF TRUST MONEY

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Senior Notes subsequently converted into other property shall be returned to the Issuer upon Issuer Request or to the Guarantors, upon Guarantor Request, to the extent originally deposited by such party. The Issuer or the Guarantors, as the case may be, may direct by an Issuer Order or Guarantor Order, as applicable, the investment of any money deposited with the Trustee pursuant to Section 401, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Issuer or the Guarantors, as the case may be, may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 402.

ARTICLE FIVE

REMEDIES

SECTION 501.         EVENTS OF DEFAULT

Except as may be otherwise provided pursuant to Section 301 for Senior Notes of any series, an “Event of Default” means, whenever used herein or in a Senior Note issued hereunder with respect to Senior Notes of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            default in the payment of any installment of interest upon any Senior Note of that series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

(2)            default in the payment of the principal of or premium, if any, on any Senior Note of that series as and when the same shall become due and payable either at Maturity or in connection with any redemption or repurchase, including by acceleration or otherwise; or

(3)            default in the deposit of any sinking fund payment, if any, when and as due by the terms of a Senior Note of that series and continuance of such default for a period of three Business Days; or

(4)            failure on the part of the Issuer or any Guarantor of such series of Senior Notes duly to observe or perform the covenants in Article Eight;

(5)            failure on the part of the Issuer or any Guarantor of such series of Senior Notes duly to observe or perform any other of the covenants or agreements on the part of the Issuer or such Guarantor with respect to the Senior Notes of such series (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with) continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Issuer to remedy the same and stating that such notice is a “Notice of Default,” shall have been given to the Issuer by the Trustee, or the Issuer and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Senior Notes of that series at the time Outstanding; or

(6)            except as permitted by this Indenture or the applicable supplemental indenture, any Guarantee of the Senior Notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or such Guarantor, or any authorized Person acting on behalf of such Guarantor, denies or disaffirms such Guarantor’s obligations under such Guarantee;

(7)            the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer, any Guarantor of such series of Senior Notes or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, insolvency, reorganization or other similar law or a decree or order adjudging the Issuer, any such Guarantor or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, any such Guarantor or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any such Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, any such Guarantor or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer, any such Guarantor or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

(8)            the commencement by the Issuer, any Guarantor of such series of Senior Notes or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer, any such Guarantor or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer, any such Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, any such Guarantor or any Significant Subsidiary or the filing by the Issuer, any such Guarantor or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Issuer, any such Guarantor or any Significant Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, any such Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, any such Guarantor or any Significant Subsidiary, or the making by the Issuer, any such Guarantor or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer, any such Guarantor or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer, any such Guarantor or any Significant Subsidiary in furtherance of any such action; or

(9)            any other Event of Default provided with respect to Senior Notes of that series in the supplemental indenture authorizing such series.

SECTION 502.         ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

If an Event of Default with respect to Senior Notes of any series at the time Outstanding (other than an Event of Default specified in Section 501(7) or (8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of such series, by notice in writing to the Issuer and the Guarantors (and to the Trustee if given by Holders) specifying the respective Event of Default and stating that it is a “Notice of Acceleration”, may declare the principal of (or, in the case of any Senior Note of such series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) and premium, if any, on all Senior Notes of such series and the interest accrued, if any, thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 501(7) or (8) with respect to the Senior Notes of any series at the time Outstanding occurs, the principal amount of all the Senior Notes of such series (or, in the case of any Senior Note of such series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) and the interest accrued, if any, thereon shall be immediately and automatically due and payable without necessity of further action.

Except as may otherwise be provided pursuant to Section 301 for all or any specific Senior Notes of any series, if at any time after the principal of the Senior Notes of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of such series, by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if: the Issuer or the Guarantors shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon the Senior Notes of such series and the principal of, and premium, if any, on, the Senior Notes of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Senior Notes of such series or as otherwise specified in accordance with Section 301, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 607, and if any and all Defaults under this Indenture, other than the nonpayment of principal of, and premium, if any, and accrued interest on, the Senior Notes of such series which shall have become due by acceleration, shall have been cured or waived pursuant to Section 513, then and in every such case the holders of a majority in aggregate principal amount of the Senior Notes of such series then Outstanding, by written notice to the Issuer and the Guarantors and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been taken.

SECTION 503.         COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Issuer covenants that in case default shall be made in the payment of any installment of interest upon any Senior Note as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or in case default shall be made in the payment of the principal of or premium, if any, on any Senior Note as and when the same shall have become due and payable, whether at Maturity of the Senior Notes or in connection with any redemption or repurchase, by or under this Indenture or otherwise, then, upon demand of the Trustee, it will pay to the Trustee, for the benefit of the holders of such Senior Notes, the whole amount that then shall have become due and payable on such Senior Notes for principal, premium, if any, and interest, if any, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by such Senior Notes and, in addition thereto, such further amount as shall be sufficient to cover the properly incurred costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 607. Until such demand by the Trustee, the Issuer may pay the principal of, and premium, if any, and interest on, such Senior Notes to the Holders, whether or not such Senior Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on such Senior Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on such Senior Notes wherever situated the monies adjudged or decreed to be payable.

SECTION 504.         TRUSTEE MAY FILE PROOFS OF CLAIM

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on any series of Senior Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Senior Notes of such series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Senior Notes of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of Section 503, shall be entitled and empowered, by intervention in such proceedings or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 607; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for properly incurred compensation, expenses and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505.         TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SENIOR NOTES

All rights of action and of asserting claims under this Indenture, or under any of the Senior Notes, may be enforced by the Trustee without the possession of any of the Senior Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the properly incurred compensation, expenses and disbursements of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

SECTION 506.         APPLICATION OF MONEY COLLECTED

Any monies or other compensation collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee (including any other role or capacities in which the Trustee acts with respect to the Senior Notes) under Section 607;

Second: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal and premium, if any, and interest, respectively; and

Third: To the payment of the remainder, if any, to the Issuer or the Guarantors.

SECTION 507.         LIMITATION ON SUITS

No Holder of any Senior Note of any series shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(1)            such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Senior Notes of such series;

(2)            the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of such series shall have made written request upon the Trustee to institute such action, suit or proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(3)            such Holder or Holders shall have offered to the Trustee such reasonable indemnity or security (or both) satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security (or both) shall have neglected or refused to institute any such action, suit or proceeding; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Notes of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.         UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT SENIOR NOTES

Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 306, interest on such Senior Note on the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be, and, if the terms of such Senior Note so provide, to convert such Senior Note in accordance with its terms) and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.         PROCEEDINGS BY TRUSTEE

In case of an Event of Default with respect to Senior Notes of any series which occurs and is continuing, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce its rights and the rights of the Holders of Senior Notes of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes of such series or does not produce any of them in any proceeding.

SECTION 510.         RIGHTS AND REMEDIES CUMULATIVE

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.         DELAY OR OMISSION NOT WAIVER

No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders of Senior Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Notes, as the case may be.

SECTION 512.         CONTROL BY HOLDERS OF SENIOR NOTES

The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Notes of such series, provided that

(1)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or the terms of this Indenture or that the Trustee believes is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal or financial liability.

SECTION 513.         WAIVER OF PAST DEFAULTS

The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes of any series may, on behalf of the Holders of all the Senior Notes of such series, waive any past or existing default hereunder with respect to such series and its consequences, except a default:

(1)            in the payment of the principal of or premium, if any, or interest on any Senior Note of such series, or

(2)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note of such series affected.

Upon any such waiver, the Issuer, the Guarantors, the Trustee and the Holders of the Senior Notes of such series shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Trustee shall not be liable with respect to any action it takes or omits to take in reliance on a direction received by it pursuant to this Section 513.

SECTION 514.         UNDERTAKING FOR COSTS

All parties to this Indenture agree, and each Holder of any Senior Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess the properly incurred costs, including attorneys’ fees and expenses, against any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer, the Guarantors or the Trustee, a suit by a Holder under Section 508, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Senior Notes.

SECTION 515.         WAIVER OF STAY OR EXTENSION LAWS

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.         CERTAIN DUTIES AND RESPONSIBILITIES

(a)            Except during the continuance of an Event of Default with respect to Senior Notes of any series,

(1)            the Trustee undertakes to perform, with respect to Senior Notes of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Senior Notes of such series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)            In case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, the Trustee shall exercise, with respect to Senior Notes of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this Section 601(c) shall not be construed to limit the effect of Section 601(a);

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of any series determined as provided in Sections 101, 104 and 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Senior Notes of such series; and

(4)            no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.         NOTICE OF DEFAULTS

If a Default or an Event of Default occurs with respect to Senior Notes of any series and is continuing and if it is actually known to the Trustee, the Trustee shall give notice to each Holder of Senior Notes of such series notice of the Default or Event of Default within the latest of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by a Responsible Officer. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a trust committee of directors and/or Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Senior Notes of such series.

SECTION 603.         CERTAIN RIGHTS OF TRUSTEE

Subject to the provisions of Section 601:

(a)            the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been delivered by mail, sent by facsimile, email or other form of electronic communication to be signed or sent by the proper party or parties (including an authorized representative of the Issuer or the Guarantors);

(b)            any request or direction of the Issuer or the Guarantors mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, or Guarantor Request or Guarantor Order, as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution thereof;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers’ Certificate of the Issuer or the Guarantors;

(d)            the Trustee may consult with counsel and other professional advisors of its selection, at the expense of the Issuer, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (or both) satisfactory to it against the costs, expenses (including properly incurred attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture note, other evidence of indebtedness, other paper or document. Further, the Trustee shall not be bound to make any investigation into the performance or observance of any of the covenants, agreements or other terms and conditions set forth in this Indenture. However, the Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it which it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profits, goodwill, reputation, business opportunity or anticipated saving) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)             the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Notes and this Indenture; and

(j)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(k)            the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l)             the Trustee may request that the Issuer and the Guarantor to each deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m)            the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation, fiscal requirement or court order.

SECTION 604.         NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SENIOR NOTES

The recitals contained herein and in the Senior Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Issuer and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes or the Guarantees. The Trustee shall not be accountable for the use or application by the Issuer of the Senior Notes or the proceeds thereof.

SECTION 605.         MAY HOLD SENIOR NOTES

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer or the Guarantors or the Trustee (in each case, including its officers, directors, employees and affiliates), in its individual or any other capacity, may become the owner or pledgee of, or acquire any interest in, any Senior Notes and, subject to Sections 608 and 613, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.         MONEY HELD IN TRUST

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors.

SECTION 607.         COMPENSATION AND REIMBURSEMENT

The Issuer and the Guarantors, jointly and severally, agree:

(1)            to pay to the Trustee from time to time such compensation as shall be agreed to in writing among the parties hereto, including the compensation described herein, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all properly incurred expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including legal fees and the compensation and the expenses and disbursements of its agents and counsel), except any such expense or disbursement as may be attributable to its negligence or willful misconduct, and the Trustee shall provide the Issuer and the Guarantors reasonable notice of any expenditure not in the ordinary course of business; and

(3)            to indemnify, defend and hold harmless the Trustee and its officers, directors, employees, representatives and agents from and any and all losses, damages, claims, liabilities, penalties, fees, taxes, actions, suits, judgments, and costs and expenses, including, without limitation, the fees and expenses of its counsel (“Losses”), of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Trustee in connection with the administration of this trust and the performance of its duties hereunder and under the Senior Notes, including the costs and expenses of enforcing this Indenture and the Senior Notes and of defending itself against any claims (whether asserted by any holder, the Issuer, any Guarantor or otherwise), except to the extent such Losses are the direct result of the Trustee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The indemnity set out in this section shall survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee.

The Trustee shall have a lien prior to the Senior Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Senior Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8), the expenses (including without limitation the properly incurred fees, charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the satisfaction, discharge and termination of this Indenture and the resignation or removal of the Trustee.

SECTION 608.         DISQUALIFICATION; CONFLICTING INTERESTS

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Senior Notes of more than one series.

SECTION 609.         CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

There shall at all times be one (and only one) Trustee hereunder with respect to the Senior Notes of each series, which may be Trustee hereunder for Senior Notes of one or more series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other city in the United States that is acceptable to the Issuer and the Guarantors. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Senior Notes of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 610.         RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

(a)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)            The Trustee may resign at any time with respect to the Senior Notes of one or more series by giving written notice thereof to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer and the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Notes of such series.

(c)            The Trustee may be removed at any time with respect to the Senior Notes of any series by act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of such series, upon written notice delivered to the Trustee and to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer or the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Notes of such series.

(d)            If at any time:

(1)            the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer, any Guarantor or by any Holder of a Senior Note who has been a bona fide Holder of a Senior Note for at least six months, or

(2)            the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer, any Guarantor or by any such Holder, or

(3)            the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer or the Guarantors may remove the Trustee with respect to all Senior Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) subject to Section 514, Holders of 10% in aggregate principal amount of Senior Notes of any series who have been bona fide Holders of such Senior Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Notes and the appointment of a successor Trustee or Trustees.

(e)            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Notes of one or more series, the Issuer or the Guarantors shall promptly appoint a successor Trustee or Trustees with respect to the Senior Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Senior Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Senior Notes of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Notes of any series shall be appointed by act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Senior Notes of such series and to that extent supersede the successor Trustee appointed by the Issuer or the Guarantors. If no successor Trustee with respect to the Senior Notes of any series shall have been so appointed by the Issuer, the Guarantors or the Holders and accepted appointment in the manner required by Section 611, Holders of 10% in aggregate principal amount of Senior Notes of any series who have been bona fide Holders of Senior Notes of such series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Notes of such series.

(f)            The Issuer or the Guarantors shall give notice of each resignation and each removal of the Trustee with respect to the Senior Notes of any series and each appointment of a successor Trustee with respect to the Senior Notes of any series to all Holders of Senior Notes of such series in the manner provided in Section 1603. Each notice shall include the name of the successor Trustee with respect to the Senior Notes of such series and the address of its Corporate Trust Office.

(g)            Notwithstanding replacement of the Trustee pursuant to this Section 610, the Issuer’s and the Guarantors’ obligations under Section 607 shall continue for the benefit of the retiring Trustee.

SECTION 611.         ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

(a)            In case of the appointment hereunder of a successor Trustee with respect to all Senior Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors and the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)            In case of the appointment hereunder of a successor Trustee with respect to the Senior Notes of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Senior Notes of one or more series shall execute and deliver a supplemental indenture hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series and the Guarantees thereof to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Senior Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series and the Guarantees thereof as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Notes of that or those series to which the appointment of such successor Trustee relates.

(c)            Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 611, as the case may be.

(d)            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 612.         MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes; and in case at that time any Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 613.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER

If and when the Trustee shall be or become a creditor of the Issuer or the Guarantors (or any other obligor upon the Senior Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or the Guarantors (or any such other obligor).

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARANTORS

SECTION 701.          ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS

If the Trustee is not the Security Registrar, the Issuer shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Senior Notes of each series.

SECTION 702.         PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS

(a)            The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Senior Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)            Every Holder of Senior Notes, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, the Guarantors, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.         REPORTS BY TRUSTEE

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Trustee shall promptly deliver to the Issuer and the Guarantors a copy of any report it delivers to Holders pursuant to this Section 703.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Senior Notes are listed, with the Commission, the Issuer and the Guarantors. The Issuer and the Guarantors will promptly notify the Trustee when any Senior Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

SECTION 704.         REPORTS BY ISSUER AND THE GUARANTORS

The Issuer and the Guarantors shall comply with all the applicable provisions of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.         ISSUER AND THE GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

The Issuer shall not consolidate with or merge with or into (whether or not the Issuer is the surviving Person) or sell, assign, convey, transfer or lease properties and assets substantially as an entirety to any Person, unless:

(1)            in case the Issuer shall consolidate with or merge into another Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety, as the case may be shall be an entity, organized and validly existing under the laws of (i) the United States of America or any state or territory thereof or the District of Columbia, (ii) any member state of the European Union as in effect on the date hereof, or (iii) Switzerland and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Senior Notes of such series and the performance or observance of every covenant and obligation of this Indenture and the Senior Notes of such series on the part of the Issuer, to be performed or observed and, with respect to any Senior Note of the Issuer that by its terms provides for conversion, shall have provided for the right to convert such Senior Note in accordance with its terms;

(2)            immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee) each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with, which shall operate as sufficient evidence of the satisfaction of the conditions as described above, in which event they will be conclusive and binding on the Holders.

SECTION 802.         SUCCESSOR PERSON SUBSTITUTED

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Senior Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.         SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

Without the consent of any Holders of Senior Notes, the Issuer and the Guarantors, when authorized by resolutions of their respective Boards of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1)            to evidence the succession of another Person to the Issuer or any Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Issuer or any such Guarantor, as the case may be, herein and in the Senior Notes pursuant to Article 8; or

(2)            to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Senior Notes (and if such covenants are to be for the benefit of less than all series of Senior Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantors; or

(3)            to evidence or provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(4)            to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; or

(5)            to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Senior Notes in uncertificated form; or

(6)            to add any additional Events of Default for the benefit of the Holders of all or any series of Senior Notes (and if such Events of Default are to be for the benefit of less than all series of Senior Notes, stating that such Events of Default are expressly being included solely for the benefit of such series); or

(7)            to add additional guarantees or additional Guarantors in respect of all or any series of Senior Notes under this Indenture (which supplemental indenture may be in the form of Exhibit A), and to evidence the release and discharge of any Guarantor from its obligations under its Guarantees of all or any series of Senior Notes and its obligations under this Indenture in accordance with the terms of this Indenture;

(8)            to secure the Senior Notes; or

(9)            to provide for the issuance of any additional Senior Notes of any series; or

(10)          to establish the form or terms of Senior Notes of any series as permitted by Sections 201 and 301; or

(11)          to comply with the rules of any applicable Depositary; or

(12)          to change or eliminate any of the provisions of this Indenture with respect to any series of Senior Notes theretofore unissued; or

(13)          to change any other provision under this Indenture; provided that such action pursuant to this clause (13) shall not adversely affect the interests of the Holders of Senior Note of any series in any material respect.

SECTION 902.         SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer and the Guarantors, when authorized by resolutions of their respective Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of Senior Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note of such series affected thereby:

(1)            change the Stated Maturity of the principal of, or any installment of principal of, any Senior Note; or

(2)            reduce the rate or change the time of payment of interest thereon or reduce the principal amount thereof (or the amount of principal which would be due and payable upon a declaration of acceleration of the Maturity thereof) or premium, if any, thereon or reduce any amount payable on redemption or repurchase thereof; or

(3)            impair the right of any Holder to institute suit for the payment thereof on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or repurchase date); or

(4)            change the coin or currency in which the principal of or premium, if any, or interest on any Senior Note is payable; or

(5)            change the obligation of the Issuer to redeem or repurchase any Senior Note on a Redemption Date or repurchase date in a manner adverse to the Holder of such Senior Note; or

(6)            release any Guarantor from its Guarantee of the Senior Notes of such series and/or otherwise modify the obligations of such Guarantor under this Indenture with respect to the Senior Notes of such series; or

(7)            reduce the percentage in principal amount of the Outstanding Senior Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(8)            modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Senior Note with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(3); or

(9)            if the Senior Notes of any series are convertible into or for any other securities or property of the Issuer or any parent company of the Issuer, make any change that adversely affects in any material respect the right to convert any Senior Note of such series (except as permitted by Section 901) or decrease the conversion rate or increase the conversion price of any such Senior Note of such series, unless such decrease or increase is permitted by the terms of such Senior Note.

SECTION 903.         GENERAL PROVISIONS REGARDING SUPPLEMENTAL INDENTURE

(a)           A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Notes, or which modifies the rights of the Holders of Senior Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Senior Notes of any other series.

(b)           It shall not be necessary for any Act of Holders of Senior Notes under Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or action shall approve the substance thereof.

SECTION 904.         EXECUTION OF SUPPLEMENTAL INDENTURES

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 905.         EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 906.         CONFORMITY WITH TRUST INDENTURE ACT

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

SECTION 907.         REFERENCE IN SENIOR NOTES TO SUPPLEMENTAL INDENTURES

Senior Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantors shall so determine, new Senior Notes of any series so modified as to conform, in the opinion of the Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes of such series.

ARTICLE TEN

COVENANTS

SECTION 1001.       PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

The Issuer covenants and agrees for the benefit of each series of Senior Notes that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Senior Notes of that series in accordance with the terms of the Senior Notes and this Indenture.

SECTION 1002.       MAINTENANCE OF OFFICE OR AGENCY

The Issuer will maintain in each Place of Payment for any series of Senior Notes an office or agency where Senior Notes of such series may be presented or surrendered for payment, where Senior Notes of such series may be surrendered for registration of transfer or exchange, where Senior Notes may be surrendered for conversion, and where notices and demands to or upon the Issuer or the Guarantors in respect of the Senior Notes of such series or the Guarantees thereof, as the case may be, and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Each of the Issuer and the Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer or the Guarantors may also from time to time designate one or more other offices or agencies where the Senior Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Senior Notes of any series for such purposes. The Issuer or the Guarantors, as the case may be, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Senior Notes may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 1003.       MONEY FOR SENIOR NOTES PAYMENTS TO BE HELD IN TRUST

(a)            If the Issuer shall appoint a Paying Agent other than the Trustee for any series of Senior Notes, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003:

(1)            that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, or interest on, the Senior Notes of that series (whether such sums have been paid to it by the Issuer or by any other obligor on such Senior Notes) in trust for the benefit of the Holders of such Senior Notes;

(2)            that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Senior Notes of that series) to make any payment of the principal of, or premium, if any, or interest on, the Senior Notes of that series when the same shall be due and payable; and

(3)            that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Issuer shall, on or before each due date of the principal of, or premium if any, or interest on, any series of the Senior Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, and interest on such series of the Senior Notes and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York time, on such date.

(b)            If the Issuer shall act as the Paying Agent with respect to any series of Senior Notes, it will, on or before each due date of the principal of, or premium, if any, or interest on, the Senior Notes of that series, set aside, segregate and hold in trust for the benefit of the Holders of such Senior Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due, will account for any funds disbursed by it and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer (or any other obligor under the Senior Notes of such series) to make any payment of the principal of, or premium, if any, or interest on, the Senior Notes of such series when the same shall become due and payable.

(c)            Anything in this Section 1003 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held by the Issuer or any Paying Agent hereunder as required by this Section 1003, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)            Subject to the requirements of applicable law and this Indenture, any monies deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, or premium, if any, or interest on any Senior Note of any series and not applied but remaining unclaimed by the Holder of such Senior Note for two years after the date upon which the principal of, or premium, if any, or interest on, such Senior Note, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any such Senior Note shall thereafter look only to the Issuer for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as the Paying Agent) and shall have no control of any funds held by such other Paying Agents.

SECTION 1004.       MAINTENANCE OF EXISTENCE

The Issuer represents and warrants that:

(a)            it has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has obtained all necessary approvals, permits, authorizations and licenses from the authorities required by it under the laws and regulations of its jurisdiction of organization to carry on its business as now conducted;

(b)            it has the requisite power and authority to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Indenture;

(c)            this Indenture has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof; and

(d)            subject to Article Eight, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1005.       STATEMENT AS TO COMPLIANCE

(a)            The Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year of the Issuer, an Officer’s Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

(b)            The Issuer will deliver to the Trustee, as soon as possible after the Issuer becomes aware of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action that the Issuer has taken, is taking or proposes to take with respect thereto.

(c)            Any notice required to be given under this Section 1005 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

SECTION 1006.       WAIVER OF CERTAIN COVENANTS

Except as otherwise specified as contemplated by Section 301 for Senior Notes of such series, the Issuer or the Guarantors, as the case may be, may, with respect to the Senior Notes of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(17), Section 901(2) or Section 901(10) for the benefit of the Holders of such series or in Section 1004 or Article Eight, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SENIOR NOTES

SECTION 1101.       APPLICABILITY OF ARTICLE

Senior Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Senior Notes of any series) in accordance with this Article Eleven.

SECTION 1102.       ELECTION TO REDEEM; NOTICE TO TRUSTEE

The election of the Issuer to redeem any Senior Notes shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Senior Notes. If the Issuer elects to redeem all or any portion of the Senior Notes of any series, it shall furnish to the Trustee, at least 10 days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to holders but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth the paragraph or subparagraph of such Senior Notes and/or Section of this Indenture or the applicable supplemental indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of the Senior Notes to be redeemed and any other information specified as contemplated by Section 301 for such Senior Notes. In the case of any redemption of Senior Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Senior Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Senior Notes, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more restrictions or conditions, including completion of any financing or other corporate transaction.

SECTION 1103.       SELECTION BY TRUSTEE OF SENIOR NOTES TO BE REDEEMED

If the Senior Notes are registered in the name of only one Holder, any partial redemptions shall be pro rata; provided that, in the case of any such Holder which is a Depositary or a nominee thereof, nothing in this sentence shall affect the right of such Depositary to select for redemption the positions held by its participants in accordance with the Applicable Procedures of such Depositary. If the Senior Notes are held in definitive form by more than one Holder and if less than all the Senior Notes of any series are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes of such series not previously called for redemption, pro rata, by lot or by such other method in accordance with the applicable Depositary’s policies and procedures and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Senior Notes of that series or any integral multiple thereof) of the principal amount of Senior Notes of such series of a denomination larger than the minimum authorized denomination for Senior Notes of that series.

The Trustee shall promptly notify the Issuer in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

If any Senior Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Senior Note so selected, the converted portion of such Senior Note shall be deemed (so far as may be) to be the portion selected for redemption. Senior Notes which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Notes which has been or is to be redeemed.

SECTION 1104.       NOTICE OF REDEMPTION

Notice of redemption shall be given by first-class mail (or in the case of Senior Notes held in book-entry form, by electronic transmission), postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 301 for Senior Notes of a series), to each Holder of Senior Notes to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall state:

(1)            the Redemption Date;

(2)            the Redemption Price (or if not then ascertainable, the manner of calculation thereof);

(3)            if less than all the Outstanding Senior Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Senior Notes to be redeemed;

(4)            that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)            the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price;

(6)            for any Senior Notes that by their terms may be converted, the terms of conversion, the date on which the right to convert the Senior Note to be redeemed will terminate and the place or places where such Senior Notes may be surrendered for conversion;

(7)            that the redemption is for a sinking fund, if such is the case;

(8)            if applicable, any restrictions or conditions to such redemption; and

(9)            if applicable, the CUSIP numbers of the Senior Notes of such series;  provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Senior Notes.

Notice of redemption of Senior Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Issuer. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Notes.

SECTION 1105.       DEPOSIT OF REDEMPTION PRICE

Except as otherwise provided in a supplemental indenture pursuant to Section 301, by no later than 11:00 a.m. (New York City time) on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of and accrued interest (except if the Redemption Date shall be an Interest Payment Date or the Senior Notes of the series provide otherwise) on, all the Senior Notes which are to be redeemed on that date.

If any Senior Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Senior Note shall (subject to any right of the Holder of such Senior Note or any Predecessor Security to receive interest as provided in the last paragraph of Section 307 or in the terms of such Senior Note) be paid to the Issuer upon Issuer Request or, if then held by the Issuer, shall be discharged from such trust.

SECTION 1106.       SENIOR NOTES PAYABLE ON REDEMPTION DATE

Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with such notice, such Senior Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, except as otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.

If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Senior Note.

SECTION 1107.       SENIOR NOTES REDEEMED IN PART

Upon surrender of a Senior Note that is redeemed in part, the Issuer shall issue and the Trustee or an Authenticating Agent shall authenticate for the Holder at the expense of the Issuer a new Senior Note of the same series equal in principal amount to the unredeemed portion of the Senior Note surrendered representing the same indebtedness to the extent not redeemed. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Senior Note.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.       APPLICABILITY OF ARTICLE

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Senior Notes of a series except as otherwise specified as contemplated by Section 301 for Senior Notes of such series.

The minimum amount of any sinking fund payment provided for by the terms of Senior Notes of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Senior Notes of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Senior Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Senior Notes of any series as provided for by the terms of Senior Notes of such series.

SECTION 1202.       SATISFACTION OF SINKING FUND PAYMENTS WITH SENIOR NOTES

The Issuer and the Guarantors (1) may deliver Outstanding Senior Notes of a series (other than any previously called for redemption), and (2) may apply as a credit Senior Notes of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Senior Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Senior Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Senior Notes of such series required to be made pursuant to the terms of such Senior Notes as and to the extent provided for by the terms of such series; provided that the Senior Notes to be so credited have not been previously so credited. The Senior Notes to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Senior Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.       REDEMPTION OF SENIOR NOTES FOR SINKING FUND

Not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any series of Senior Notes, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Senior Notes of that series pursuant to Section 1202 and stating the basis for such credit and that such Senior Notes have not previously been so credited and will also deliver to the Trustee any Senior Notes to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Senior Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Senior Notes shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

Immunity of Incorporators, Stockholders, Officers and Directors

SECTION 1301.       INDENTURE, NOTES AND GUARANTEES SOLELY CORPORATE OBLIGATIONS

No recourse for the payment of the principal of, or premium, if any, or interest on, any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, any Guarantor or the Trustee, respectively, in this Indenture or in any supplemental indenture or in any Senior Note or any Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer, the Guarantors or the Trustee, respectively, or of any respective successor corporation, either directly or through the Issuer, the Guarantors or the Trustee, respectively, or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Senior Notes and the Guarantees.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.        ISSUER’S OR GUARANTORS’ OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

The Issuer or any of the Guarantors may elect, at its option at any time, to have Sections 1402 and 1403 applied to any Senior Notes or any series of Senior Notes and, in each case, the Guarantees thereof, designated pursuant to Section 301 as being defeasible pursuant to such Section 1402 or 1403, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article Fourteen. Any such election shall be evidenced by a Board Resolution, Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Senior Notes.

SECTION 1402.       DEFEASANCE AND DISCHARGE

Upon the Issuer’s or any Guarantor’s exercise of its option, if any, to have this Section 1402 applied to any Senior Notes or any series of Senior Notes, and the Guarantees thereof, or if this Section 1402 shall otherwise apply to any Senior Notes or any series of Senior Notes, each of the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 1404, be deemed to have been discharged from their obligations with respect to such Senior Notes and Guarantees on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Senior Notes and Guarantees which will thereafter be deemed “Outstanding” only for purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under such Senior Notes and Guarantees and this Indenture insofar as such Senior Notes and Guarantees are concerned (and the Trustee, on the demand and at the expense of the Issuer or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive unless otherwise terminated or discharged hereunder:

(a)            the rights of Holders of such Senior Notes to receive, solely from the trust fund described in Sections 1404 and 1405, payments in respect of the principal of and premium, if any, and interest on such Senior Notes when payments are due;

(b)            the Issuer’s obligations with respect to such Senior Notes and the Guarantors’ obligations with respect to such Guarantees concerning obligations to register the transfer or exchange of such Senior Notes (Section 303), to replace mutilated, destroyed, lost or stolen notes (Section 305), and to maintain of an office or agency for payment and money for security payments held in trust (Section 1002);

(c)            any optional redemption provisions applicable to such Senior Notes providing for redemption of such Senior Notes at the option of the Issuer;

(d)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and Guarantors’ obligations in connection therewith; and

(e)            this Section 1402.

If the Issuer or the Guarantors exercise under Section 1401 the option applicable to this Section 1402 with respect to any Senior Notes, and the Guarantees thereof, subject to satisfaction of the conditions set forth in Section 1404, payment of such Senior Notes, and the Guarantees thereof, may not be accelerated because of an Event of Default. Subject to compliance with this Article Fourteen, each of the Issuer and the Guarantors may exercise its option under this Section 1402 with respect to any Senior Notes or series of Senior Notes, and the Guarantees thereof, notwithstanding the prior exercise of Section 1403 with respect to such Senior Notes or series of Senior Notes, and the Guarantees thereof.

SECTION 1403.       COVENANT DEFEASANCE

Upon the Issuer’s or the Guarantors’ exercise of their option, if any, to have this Section 1403 applied to any Senior Notes or any series of Senior Notes, and the Guarantees thereof, or if this Section 1403 shall otherwise apply to any Senior Notes or any series of Senior Notes, and the Guarantees thereof, subject to the satisfaction of the conditions set forth in Section 1404, the Issuer shall be released from its obligations under, and the Guarantors shall have no liability in respect of, Section 801 and any similar provision contained in any supplemental indenture to this Indenture and any covenants provided pursuant to Section 301(17), Section 901(2) or Section 901(10) for the benefit of the Holders of such Senior Notes, in each case with respect to such Senior Notes and Guarantees on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).

For this purpose, such Covenant Defeasance means that, with respect to such Securities and Guarantees, each of the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply will not constitute a Default or Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 1401 of the option applicable to this Section 1403, subject to the satisfaction of the conditions set forth in Section 1404, payment of such Senior Notes may not be accelerated because of an Event of Default specified in Sections 501(4) and 501(5).

SECTION 1404.       CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE

The following shall be the conditions to the application of Section 1402 or 1403 to any Senior Notes or any series of Senior Notes, and the Guarantees thereof:

(1)            the Issuer or the Guarantors shall have deposited or caused to be deposited irrevocably with the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee), specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Senior Notes (A) money, (B) U.S. Government Obligations, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Qualified Party, to pay the principal of, premium, if any, and interest on such Senior Notes on the respective stated dates for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Senior Notes are being defeased to Maturity or to a particular Redemption Date;

(2)            no Default or Event of Default with respect to such Senior Notes or any other Senior Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(3)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Significant Subsidiaries is a party or by which the Issuer, any Guarantor or any of its Significant Subsidiaries is bound;

(4)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of such Senior Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(5)            in the case of a Legal Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel (in form and substance satisfactory to the Trustee) from a nationally recognized tax firm, confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Senior Notes being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(6)            the Issuer or the Guarantors shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with, which shall operate as sufficient evidence of the satisfaction of the conditions, in which event they will be conclusive and binding on the Holders;

(7)            in the case of a Covenant Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel (in form and substance satisfactory to the Trustee) confirming that the beneficial owners of the Senior Notes being defeased will not recognize income, gain or loss for United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(8)            the Issuer or the Guarantors shall have delivered irrevocable instructions to the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee) under this Indenture to apply the deposited money toward the payment of such Senior Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Notwithstanding the Issuer’s exercise of Covenant Defeasance with respect to any Senior Notes or series of Senior Notes, and the Guarantees thereof, the Issuer may subsequently exercise Legal Defeasance with respect to such Senior Notes or series of Senior Notes, and the Guarantees thereof.

SECTION 1405.       DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS

Subject to Section 1003 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with or to the order of the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Senior Notes shall be held and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee) (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1404 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Senior Notes.

Notwithstanding anything in this Article Fourteen to the contrary, the Trustee will deliver or pay to the Issuer or the Guarantors from time to time upon Issuer Request or Guarantor Request, as the case may be, any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Senior Notes which, in the opinion of an Independent Qualified Party, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to such Senior Notes.

ARTICLE FIFTEEN

GUARANTEES

SECTION 1501.       GUARANTEES

The Senior Notes of each series shall be guaranteed by such Guarantors, and on such terms and subject to such conditions, as shall be established pursuant to Section 301 with respect to the Senior Notes of such series. The Person(s) who shall initially be the Guarantors of the Senior Notes of any series may, but need not, include any or all of the Initial Guarantors and may include any and all such other Persons as the Issuer may determine; provided that prior to the initial issuance of Senior Notes that are to be guaranteed by a Person that is not an Initial Guarantor (or, if provided by the terms of this Indenture, a successor to an Initial Guarantor), the parties hereto and such Person shall enter into a supplemental indenture pursuant to Section 901 hereof whereby such Person shall become a Guarantor under this Indenture.

ARTICLE SIXTEEN

SECTION 1601.       PROVISIONS BINDING ON ISSUER’S AND GUARANTORS’ SUCCESSORS.

All the covenants, stipulations, promises and agreements by the Issuer and the Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

SECTION 1602.       OFFICIAL ACTS BY SUCCESSOR CORPORATION.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or such Guarantor, as applicable.

SECTION 1603.       ADDRESSES FOR NOTICES, ETC.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Senior Notes on the Issuer or the Guarantors shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box as follows:

if to the Issuer and/or the Initial Guarantors:

AGCO Corporation

4205 River Green Parkway

Duluth, Georgia 30096

Attention: General Counsel

Email: Roger.Batkin@agcocorp.com

and also to:

AGCO Corporation

4205 River Green Parkway

Duluth, Georgia 30096

Attention: Chief Financial Officer

Email: Damon.Audia@agcocorp.com

and also to:

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street

Suite 3000

Atlanta, Georgia 30308

Attention:             W. Brinkley Dickerson, Jr.

  Eric A. Koontz

Email:  Brinkley.Dickerson@troutman.com

       Eric.Koontz@troutman.com

if to the Trustee, Paying Agent or Security Registrar:

HSBC Bank USA, National Association

66 Hudson Boulevard East

New York, New York 10001

Attention: ISV Deal Management

Email: ctlanydealmanagement@us.hsbc.com

The Trustee, by notice to the Issuer and the Guarantors, may designate additional or different addresses for subsequent notices or communications. The Issuer and any Guarantor, by notice to the Trustee, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of Senior Notes shall be mailed to him or her by first class mail, postage prepaid, at his or her address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 1604.       Governing Law.

This Indenture (including, without limitation, Section 1616), the Senior Notes and the Guarantees shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws. This Indenture, the Senior Notes and the Guarantees are subject to the provisions of the Trust Indenture Act that are required to be part of the Senior Notes and shall, to the extent applicable, be governed by such provisions.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SENIOR NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 1605.       Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by the Issuer or any Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or such Guarantor, as applicable shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel (in form and substance satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1005) shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 1606.       Legal Holiday.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note, any date on which the Issuer is required to repurchase any Senior Note at the option of the Holder, or any date on which a Holder has the right to convert such Holder’s Senior Note, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Senior Notes (other than a provision of any Senior Note which specifically states that such provision shall apply in lieu of this Section 1606)) payment of principal and premium, if any, or interest, or the Redemption Price or repurchase price, or conversion of such Senior Note, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or repurchase date, or at the Stated Maturity, or on such conversion date. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Stated Maturity, repurchase date or conversion date, as the case may be, to the date of such payment.

Section 1607.       No Security Interest Created.

Nothing in this Indenture or in the Senior Notes or the Guarantees, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 1608.       Benefits of Indenture.

Nothing in this Indenture or in the Senior Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Security Registrar and their successors hereunder and the Holders of Senior Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1609.       Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 1610.       Authenticating Agent.

The Trustee may appoint an Authenticating Agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of one or more series of Senior Notes in connection with the original issuance thereof and transfers and exchanges of Senior Notes of such series hereunder, including under Article Two, Article Three and Article Eleven, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Senior Notes of such series. For all purposes of this Indenture, the authentication and delivery of Senior Notes of such series by the Authenticating Agent shall be deemed to be authentication and delivery of such Senior Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Senior Notes of such series for the Trustee’s certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 609.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 1610, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 1610, the Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Issuer and, at the Issuer’s expense, shall mail notice of such appointment of a successor Authenticating Agent to all holders of Senior Notes of the series with respect to which such appointment shall apply as the names and addresses of such Holders appear on the Security Register.

The Issuer agrees to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the Authenticating Agent.

The provisions of Sections 306, 603, 604, 605 and this Section 1610 shall be applicable to any Authenticating Agent.

Section 1611.       Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1612.       Severability.

In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1613.       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1614.       U.S.A. Patriot Act.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 1615.       English Language.

This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 1616.       Submission to Jurisdiction; Appointment of Agent.

Any suit, action or proceeding against the Issuer or any Guarantor or their respective properties, assets or revenues with respect to this Indenture, the Senior Notes or the Guarantees (a “Related Proceeding”) may be brought in any state or federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Issuer and the Guarantors hereby consent to the nonexclusive jurisdiction of each such court for the purpose of any Related Proceeding and have irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent they may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. The Issuer and the Guarantors hereby agree that service of all writs, claims, process and summonses in any Related Proceeding brought against them in the State of New York may be made upon Corporation Service Company, located at 19 West 44th Street, Suite 200, New York, New York 10036 (the “Process Agent”). Each Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer and the Guarantors hereby agree to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 1617.       Waiver of Immunity.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Senior Notes and/or the Guarantees.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AGCO CORPORATION, as Issuer

/s/ Damon Audia
Damon Audia
Senior Vice President & Chief Financial Officer

AGCO INTERNATIONAL HOLDINGS B.V., as a Guarantor

/s/ Roger N. Batkin
Roger N. Batkin
Managing Director

/s/ Adam C. Frost
Adam C. Frost
Managing Director

AGCO INTERNATIONAL GMBH, as a Guarantor

/s/ Frederic Devienne
Frederic Devienne
Managing Officer

MASSEY FERGUSON CORP., as a Guarantor

/s/ Todd A. Wear
Todd A. Wear
President

THE GSI GROUP, LLC, as a Guarantor

/s/ Robert Crain
Robert Crain
President and Chief Executive Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

/s/ Oneaka Hendricks
Oneaka Hendricks
Vice President

SCHEDULE I

INITIAL GUARANTORS

AGCO International Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce under number 12067080

AGCO International GmbH, a Swiss limited liability with registered office in Victor von Bruns-Strasse 17, 8212 Neuhausen am Rheinfall, Switzerland and registered with the Commercial Register of the Canton of Schaffhausen under number CHE- 113.744.501

Massey Ferguson Corp., a Delaware corporation

The GSI Group, LLC, a Delaware limited liability company